EXHIBIT 10.1

Amendments to San Jose Water Company’s
Executive Supplemental Retirement Plan

San Jose Water Company’s Executive Supplemental Retirement Plan, restated as of May 1, 2003 (“Plan”) was amended as follows:

1.	Exhibit A to the Plan was amended to add paragraph (f) which reads as follows:

(f) If Jim Johansson retires March 12, 2004 then the benefit to which he is entitled under Section 3.1 and 3.2 of the Plan shall be calculated with all additional one and one half years of service credit and one and one half years of age credit.”

2.	Section V of the Plan was amended to read in full as follows:

V.	FUNDING NATURE OF THE PLAN

The funds used for payment of benefits under this Plan and of the expenses incurred in the administration thereof shall, until such actual payment, continue to be a part of the general funds of the Company and no person other than the Company shall, by virtue of this Plan, have any interest in any such funds. Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. The foregoing notwithstanding, the Company may fund the Plan with Board approval at any time and the Company shall in the event of a Change in Control arrange for the funding, immediately before the effective date of the Change in Control, of Accrued Benefits under the Plan under a trust which satisfies the requirements of Revenue Procedure 92-64 and/or such other statutory or regulatory requirements as are necessary to assure that Participants are not subject to Federal income taxation on either their accrued benefits or amounts contributed to such trust before their receipt of such benefits or assets.

3.	Exhibit A to the Plan was amended to add paragraph (g) which reads as follows:

(g) If Robert Loehr retires on December 07, 2004, then the benefit to which he is entitled under Sections III.1 and III.2 of the Plan shall be calculated with an additional 2 years of age credit.